Exhibit 3.1

UNOFFICIAL TRANSLATION PREPARED BY OSLER

CERTIFICATE OF AMENDMENT

Business Corporations Act (CQLR, chapter S-31.1)

I attest that the legal person

NEPTUNE SOLUTIONS BIEN-ÊTRE INC.

and its version

NEPTUNE WELLNESS SOLUTIONS INC.

has modified its articles pursuant to the Business Corporations Act (Québec) to integrate the changes outlined in the attached articles.

September 6, 2023

Filed in the register on September 6, 2023 under the Québec Registration Number 1148070734.

(Signed)

Registraire des entreprises

LEGAL_1:82000679.1

Registraire des entreprises	REZ-909 (2017-04) Page 1 of 1

Articles of Amendment

Business Corporations Act (Québec)	Québec Enterprise Number: 1148070734

1
Information about the business

NEPTUNE SOLUTIONS BIEN-ÊTRE INC.

Version(s) of the name of the corporation in any other language other than French, if applicable NEPTUNE WELLNESS SOLUTIONS INC.

1
Amendment to Articles
2.1
Amendment to Name

2.2
Other Amendments

See Schedule Attached.

2.3. Date and Time of certificate, if applicable

Date: Time:

2
Correction of Articles

3
Signature

Last name and first name of the authorized officer or director: Christopher Piazza

Electonic signature of:

Christopher Piazza

Reserved for the administration

Reference number of request: 020200105070409 Numeric designation:

LEGAL_1:82000671.1

SCHEDULE TO ARTICLES OF AMENDMENT

OF

NEPTUNE SOLUTIONS BIEN-ÊTRE INC. NEPTUNE WELLNESS SOLUTIONS INC.

(the “Corporation”)

As of the date of the issuance of a Certificate of Amendment confirming the present Articles of Amendment, all of the issued and outstanding common shares (the “Common Shares”) in the capital of the Corporation are consolidated (the “Consolidation”) on the bases of one (1) post- Consolidation Common Share for every forty (40) pre-Consolidation Common Shares (provided that each fractional Common Share that results from the Consolidation shall be rounded up to the nearest whole number).

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